SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-TRANSPRO, INC.

          GAMCO INVESTORS, INC.
                                 3/15/00            1,500             5.3333
          GABELLI FUNDS, LLC.
               THE GABELLI CAPITAL ASSET FUND
                                 3/31/00           15,000             5.0417
                                 3/16/00            3,000             5.3146




















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.